Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the AmSouth Bancorporation Stock Option Plan for Outside Directors of our report dated February 17, 2004, with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama

August 3, 2004